KESTREL
  NUMBER                          EQUITY CORP                           SHARES
+--------+                                                            +--------+
|        |                                                            |        |
+--------+                                                            +--------+
                       AUTHORIZED STOCK       100,000,000
                           CUSIP #             492546 106

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF *               SHARES*

transferable on the books of the Corporation in person or duly authorized upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile sent of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[KES corporate                                      Holiday Stock Transfer, Inc.
seal here]                                              2939 North 67th Place
               /s/ Jennifer Worder      /s/ DH       Scottsdale, Arizona 85251
               ------------------   --------------  By -------------------------
               President            Secretary            Authorized Signature